Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION PROMOTES TIMOTHY L. CHAPMAN TO GROUP PRESIDENT OF HEALTHCARE

MENTOR, Ohio – February 5, 2008 — STERIS Corporation (NYSE: STE) today announced that Timothy L. Chapman has been promoted to senior vice president and group president, Healthcare. Mr. Chapman joined the Company in January 2006, as senior vice president, Business Strategy. In his new role, Chapman replaces Charles L. Immel, who has decided to pursue other opportunities outside the Company.

Chapman, age 45, will report to Walt Rosebrough, president and chief executive officer, and will have responsibility for the Company’s Healthcare segment, a leading provider of infection prevention and surgical equipment, consumables and services to customers such as acute care hospitals and outpatient surgical centers. Mr. Chapman will also retain responsibility for the Company’s existing business strategy functions.

“We are very fortunate to have a top performer like Tim for such a significant role in the Company,” said Walt Rosebrough, president and chief executive officer of STERIS. “Tim has considerable experience in healthcare, not only at STERIS, but across the industry and has a deep understanding of the market and our customers. I am confident that Tim will bring considerable perspective and leadership to his new role. Chuck Immel has made a number of contributions to STERIS Corporation over the past seven years and we all wish him the best in his career beyond STERIS.”

During his time at STERIS, Mr. Chapman has had responsibility for leading STERIS’s strategic planning, business development and supply chain management activities where he has established greater discipline and structure in the Company’s processes. Additionally, Mr.

STERIS Corporation

News Announcement

Chapman has worked closely with healthcare customers to better understand their needs and form relationships with them to improve performance across a range of activities.

Prior to joining STERIS Corporation, Chapman was a director of McKinsey & Company’s Cleveland office and served as a leader in the firm’s Healthcare Practice for 15 years, working closely with numerous healthcare institutions on a broad range of organizational, strategic and operational issues. He also founded and led the purchasing and supply chain management practice while at McKinsey.

Mr. Chapman earned a bachelor’s degree in Economics from Dartmouth College and a master’s degree in Business Administration with distinction from the Amos Tuck School at Dartmouth. He is a board member of the Make-A-Wish Foundation of Greater Ohio and Kentucky, and previously served that organization as a national board member.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “confidence,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production

STERIS Corporation

News Announcement

or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, and (f) the possibility that anticipated cost savings may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, executive transition or other issues or risks associated with the matters described in this release may adversely impact Company performance, results, or value.